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                                                                    Exhibit 99.3




                         CONSENT OF DR. K. CYRUS HADAVI


     The undersigned hereby consents to being named as becoming a director of FreeMarkets, Inc. in the joint proxy statement/prospectus and the Registration Statement, in which the joint proxy statement/prospectus will be included as a prospectus, on Form S-4 to be filed with the Securities Exchange Commission.



                                                   /s/  DR. K. CYRUS HADAVI
                                                   -----------------------------
                                                   Dr. K. Cyrus Hadavi


Dated:  February 23, 2001